                                                                   EXHIBIT 28(J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 100 to File No. 33-70742; Amendment No. 102 to File No. 811-08090) of Lincoln Variable Insurance Products Trust of our reports dated February 18, 2011, with respect to the LVIP Global Income Fund, included in the 2010 Annual Report to shareholders.

                                                       /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
April 5, 2011

988899/1                                                LVIP Global Income Fund